CUSIP No. 419352-10-9                                        Page 16 of 25 Pages


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date: August 30, 1999

                                     FINANCIAL EDGE FUND, L.P.

                                     By:  PL CAPITAL, LLC
                                          General Partner

                                     By: /s/ John Palmer     /s/ Richard Lashley
                                             John Palmer         Richard Lashley
                                             Managing Member     Managing Member


                                     FINANCIAL EDGE - STRATEGIC FUND, L.P.

                                     By:  PL CAPITAL, LLC
                                          General Partner

                                     By: /s/ John Palmer     /s/ Richard Lashley
                                             John Palmer         Richard Lashley
                                             Managing Member     Managing Member



By:   /s/ John Palmer                          By: /s/ Richard Lashley
          John Palmer                                  Richard Lashley




By:   /s/ Irving Smokler                       By: /s/ Beth Lashley
          Dr. Irving Smokler                           Beth Lashley